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                                                                     EXHIBIT 4.6

                                 FEE AGREEMENT

        This FEE AGREEMENT (the "AGREEMENT") dated as of 7 June 1999, is made by and between International Microcomputer Software, Inc. a California corporation ("IMSI"), and Software Syndicate, Inc. ("SSI").

        WHEREAS, IMSI currently owes SSI an amount equal to $151,826.00 (the "FEES") pursuant to a Software License Agreement between IMSI and SSI (the "ORIGINAL AGREEMENT"), and

        WHEREAS, IMSI and SSI now desire to set forth certain terms and provisions with respect to the payment by IMSI of the Fees:

        NOW, THEREFORE in consideration of the foregoing and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

        1. Payment of the Fees. Notwithstanding anything to the contrary in the License Agreement with respect to the form and timing of payment of the Fees, the obligations to pay the Fees shall the satisfied in full by compliance by IMSI with the terms and provisions of this Agreement.

        2. Issuance of the Shares. As soon as reasonably practicable after execution of this Agreement, IMSI will issue to SSI 21,690 shares of IMSI's Common Stock (the "COMMON STOCK"), no par value (collectively, the "SHARES") based on a Seven dollar ($7.00) per share issuance.

        3. Representations, Warranties and Covenants of IMSI. IMSI represents and warrants to and covenants with SSI as follows:

                a. Registration. IMSI has represented to SSI that it anticipates filing a Registration Statement in the near future. IMSI shall use its reasonable best efforts to cause the resale of the shares of IMSI Common Stock that are issuable pursuant to this Fee Agreement to be registered on a registration statement (or to be issued pursuant to a then-effective registration statement) on Form S-3 (or successor form) (the "REGISTRATION STATEMENT") promulgated by the Securities and Exchange Commission (the "SEC") under the 1933 Act, as amended, as soon as reasonably practicable after the Closing.


                b. IMSI will use its reasonable best efforts to have the Registration Statement declared effective and to keep such Registration Statement effective for a period of up to three months.

                c. At the date the Registration Statement becomes effective under the Securities Act (the "EFFECTIVE DATE") or the time of effectiveness of any post-effective amendment to the Registration Statement, at the time the Prospectus is first filed with the Commission pursuant to SEC Rule 424 (b) of the Regulations (if a Rule 424 (b) filing is required), at the time any supplement to or amendment of the Prospectus is filed with the Commission under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the



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Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Securities Act and the Regulations or the Exchange Act and the respective rules and regulations thereunder and do not or will not contain an untrue statement of a material fact and do not or will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus, in the light of the circumstances under which they were made, not misleading.

                d. The Shares, when issued and delivered in accordance with this Agreement, will be duly and validly issued and outstanding, fully paid and non-assessable and will not have been issued in violation of any preemptive rights.

                e. If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act any event shall occur as a result of which the Prospectus as then amended or supplemented, in the judgment of IMSI or SSI, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Securities Act and the rules and regulations promulgated thereunder, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, (i) IMSI will notify SSI promptly and prepare and file with the SEC an appropriate amendment or supplement which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective by the SEC as soon as possible and (ii) SSI shall suspend trading in the Shares until (A) such amendment or supplement to the Prospectus has been filed or (B) any amendment to the Registration Statement has been declared effective by the SEC.

                f. IMSI shall use its reasonable best efforts to register or qualify the Shares under applicable blue sky laws and to cause the Shares to be listed on any exchange that IMSI shares of common stock are listed.

                g. IMSI will pay all fees and expenses with respect to the preparation and filing of the Registration Statement and the registration of the Shares.

                h. Upon execution of this Agreement, SSI releases and forever discharges payment of the Fees pursuant to the terms and conditions of the Original Agreement.

        4. Indemnification.

                a. IMSI agrees to indemnify and hold harmless SSI and its affiliates, against any and all losses, liabilities, claims, damages and expenses incurred (including but not limited to attorneys' fees), to which it may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise solely out of any untrue statement of a material fact contained in the Registration



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Statement, as originally filed or any amendment thereof, or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that IMSI shall not be liable to SSI for any such losses, liabilities, claims, damages or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission contained or made in the Registration Statement or the Prospectus or any amendment thereof or Supplement thereto in reliance upon and in conformity with information furnished to IMSI by SSI in writing for inclusion therein.

                b. Promptly after receipt by any indemnified party under subsection a. above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the party against whom indemnification is to be sought in writing of the commencement thereof. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably acceptable to the indemnified parties. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party. Anything in this subsection to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however, that such consent was not unreasonably withheld.

                c. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 4 is for any reason held to be unenforceable although applicable in accordance with its terms, the indemnifying parties shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the indemnified party, in such proportion as is appropriate to reflect the relative fault of and benefits to each indemnifying party and each indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of each indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, access to information and opportunity to correct or prevent



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such action. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding any term or condition to the contrary, the liability of any holder pursuant to this Section 4 shall be limited to the net proceeds received by such holder as a result of the sale giving rise to the liability.

        5. Entire Agreement. This Agreement and the License Agreement (to the extent not inconsistent herewith) constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior written agreements and negotiations and oral understandings, if any, with respect thereto. This Agreement may not be amended or supplemented except by an instrument in writing signed by each of the parties hereto.

        6. Notices. All notices, requests and other communications hereunder shall be in writing and delivered in person or by registered or certified mail (postage prepaid, return receipt requested), overnight courier or facsimile, addressed as follows:

if to SSI, to:

Anatoly Tikhman
45 Live Oak Lane
Hillsborough, CA 94010


if to IMSI, to:

International Microcomputer Software, Inc.
75 Rowland Way
Novato, CA 94945
Attn: Legal Department
Telephone: (415) 878-4209
Facsimile:  (415) 893-9860

The address of a party, for the purposes of this Section 6, may be changed by giving written notice to the other party of such change in the manner provided herein for giving notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days mailing, if sent by registered or certified mail; the next business clay after timely delivery to the courier, if sent by overnight courier; and when receipt is acknowledged, if sent by facsimile transmission (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

        8. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of California, without regard to the conflicts of law principles thereof.



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        9. Investment Representations. SSI represents and warrants that it is acquiring the Shares for its own account, for the purpose of investment and not with a view to, or resale in connection with, any distribution thereof other than in compliance with applicable law; that SSI has had access to all information regarding IMSI and its present business, assets, liabilities and financial condition, that SSI reasonably considers important in making the decision to acquire the Shares under this Agreement; and that SSI understands that the Shares are restricted securities and may not be sold except pursuant to the Registration Statement, some other registration statement, or pursuant to an applicable exemption from federal and state registration requirements.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date first set forth above.

Software Syndicate, Inc.                    INTERNATIONAL MICROCOMPUTER
                                            SOFTWARE, INC.


By: _________________________               By: ______________________________
Name: Anatoly Tikhman                       Name: Costa John
Title: President                            Title: Chief Executive Officer



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